Registration No. 333-212891

As filed with the Securities and Exchange Commission on September 9, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

AMEDMENT 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________

KASKAD CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

32-0468701	2750
IRS Employer Identification Number	Primary Standard Industrial Classification Code Number

Kaskad Corp.

Dimitar Petkov 119, ent. B, fl. 3, ap. 92

Sofia, 1309 Bulgaria

Tel. +17472311549

Email: company@corpkaskad.com

(Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722 Tel. (702) 866-2500

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ¨	Accelerated filer ¨	Non-accelerated filer ¨	Smaller reporting company	X
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate	Registration
Registered	Registered	Share (1)	Offering Price	Fee
Common Stock:	3,000,000	$0.03	$90,000	$9.06*

(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

*- Fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

KASKAD CORP.

3,000,000 SHARES OF COMMON STOCK

$0.03 PER SHARE

This is the initial offering of common stock of Kaskad Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $0.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Piotr Sibov, will attempt to sell the shares.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered at a fixed price of $0.03 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Kaskad Corp. is a development stage company and has commenced its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Kaskad Corp. that includes a statement expressing doubting as to our ability to continue as a going concern. Money raised in this offering will be immediately available to the company and our sole officer and director and there will be no refunds.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations. Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act. For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 8 THROUGH 15 BEFORE BUYING ANY SHARES OF KASKAD CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED SEPTEMBER 9, 2016

PROSPECTUS SUMMARY	6
RISK FACTORS	8
FORWARD-LOOKING STATEMENTS	15
USE OF PROCEEDS	16
DETERMINATION OF OFFERING PRICE	16
DILUTION	17
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	19
DESCRIPTION OF BUSINESS	25
LEGAL PROCEEDINGS	27
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	21
EXECUTIVE COMPENSATION	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
PLAN OF DISTRIBUTION	31
DESCRIPTION OF SECURITIES	34
INDEMNIFICATION	35
INTERESTS OF NAMED EXPERTS AND COUNSEL	35
EXPERTS	35
AVAILABLE INFORMATION	35
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	35
INDEX TO THE FINANCIAL STATEMENTS	35

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “KASKAD CORP.” REFERS TO KASKAD CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

KASKAD CORP.

We are a development stage company and that engaged in scratch products production. Kaskad Corp. was incorporated in Nevada on June 9, 2015. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $30,000 for the next twelve months as described in our Plan of Operations. If we are unable to raise a minimum funding of $30,000 required to conduct our business over the next 12 months, our director Piotr Sibov agreed to give us an interest-free loan and the Company does not have any written agreement on this point, only a verbal agreement closed between Piotr Sibov and Kaskad Corp., which is recorded as Exhibit 10.2. The amount of funds necessary to implement our plan of operations cannot be predicted with any certainty and may exceed any estimates we set forth. We expect our operations to begin in the nearest time. However, there is no assurance that we will generate any additional revenue in the first 12 months after completion our offering or ever generate any revenue. As of August 31, 2016 we have cash reserves of approximately $440 and revenues of 1,400.

Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. If we do not generate any additional revenue we may need a minimum of $7,000 of additional funding to pay for ongoing SEC filing requirements. Even if we generate revenue such revenue may be insufficient to cover our ongoing SEC filing requirements so we may need to seek additional financing to cover those costs. Our director Piotr Sibov agreed to give us an interest-free loan to complete the registration process, the Company does not have any written agreement on this point, only a verbal agreement closed between Piotr Sibov and Kaskad Corp., which is recorded as Exhibit 10.2. Our principal executive offices are located at Dimitar Petkov 119, ent. B, fl. 3, ap. 92, Sofia 1309 Bulgaria. Our phone number is +17472311549.

From inception until the date of this filing, we have had limited operating activities and has generated limited revenues. Our financial statements from inception (June 9, 2015) through August 31, 2016, report revenues of $1,400 and a net loss of $5,367. Our independent registered public accounting firm has issued an audit opinion for Kaskad Corp. that includes a statement expressing doubting as to our ability to continue as a going concern. To date, we have developed our business plan, and entered into an Office Lease Agreement, dated May 11, 2016 and filed as Exhibit 10.1.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success. Our sole officer and director has agreed to commit more time as required because at the beginning of production he will only devote approximately 20 hours a week to our operations. As a result, our operations may be sporadic and occur at times, which are convenient to our sole officer and director.

THE OFFERING

The Issuer:	KASKAD CORP.
Securities Being Offered:	3,000,000 shares of common stock.
Total Amount Of Shares Of Common Stock Outstanding After The Present Offering:	8,000,000 shares
Price Per Share:	$0.03
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds:	$90,000
Securities Issued and Outstanding:	There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Piotr Sibov.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs:	We estimate our total offering registration costs to be approximately $7,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from June 9, 2015(Inception) to May 31, 2016 and for the three months ended August 31, 2016:

May 31, 2016 ($) (Audited)
Financial Summary
Cash and Deposits	2,417
Total Assets	5,884
Total Liabilities	1,168
Total Stockholder’s Equity	4,716
Accumulated From June 9, 2015 (Inception) to May 31, 2016 ($) (Audited)
Statement of Operations
Total Expenses	284
Net Loss for the Period	284
Net Loss per Share	0.00

August 31, 2016 ($) (Unaudited)
Financial Summary
Cash and Deposits	440
Total Assets	3,933
Total Liabilities	4,300
Total Stockholder’s Deficit	(367)
Three months ended August 31, 2016 ($) (Unaudited)
Statement of Operations
Total Expenses	6,476
Net Loss for the Period	5,083
Net Loss per Share	0.00

RISK FACTORS

An investment in our common stock involves a high degree of risk. This section includes all of the known material risks in the offering. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE EARNED LIMITED REVENUE AND OUR ABILITY CONTINUE OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $5,367 for the period since our inception on June 9, 2015 to August 31, 2016, and have limited revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the scratch products business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise a doubt that we will be able to continue as a going concern. BF Borgers CPA PC our independent registered public accounting firm has expressed a doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, our director Piotr Sibov has agreed to give us an interest-free loan, as indicated by a verbal agreement closed between Piotr Sibov and Kaskad Corp., which is recorded as Exhibit 10.2. Otherwise we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Kaskad Corp. is suitable.

WE ARE DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO CONTINUE OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING.

Our current operating funds are less than necessary to complete our intended operations in the scratch products business. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of August 31, 2016, we had cash in the amount of $440 and liabilities of $4,300. As of this date, we have limited revenues and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve additional revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. Our director Piotr Sibov has agreed to give us an interest-free loan, as indicated by a verbal agreement closed between Piotr Sibov and Kaskad Corp., which is recorded as Exhibit 10.2.

We require a minimum funding of approximately $30,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Piotr Sibov, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Sibov has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue, we may need a minimum of $7,000 of additional funding to pay for ongoing SEC filing requirements. Even if we generate revenue such revenue may be insufficient to cover our ongoing SEC filing requirements so we may need to seek additional financing to cover those costs. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS.WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on June 9, 2015 and have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing significant revenues. We expect to incur significant losses in the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE MAY NOT BE ABLE TO COMPETE AGAINST OUR COMPETITORS.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions and decreased demand for scratch products. There are several companies: Dedrax Ltd, Passat Press and Classic Design. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources fulfill the demands by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

Because we will operate in Europe and we intend to market and sell our product in Europe, the European debt crisis may have negative effects on our business. In addition, the recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us or may have difficulty paying us. A slow or uneven pace of economic recovery would negatively affect our ability to start our business and obtain financing.

BECAUSE WE WILL ORDER OUR RAW MATERIALS FOR PRODUCTION FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import our raw materials from China. Therefore we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who product and/or warehouse products in local countries. Deliveries of our subsidiary raw materials may be disrupted through factors such as: fuel price increases; container shortages; problems with ocean shipping, including work stoppages and shipping; raw material shortages, work stoppages, strikes and political unrest; increased inspections of import shipments or other factors causing delays in shipments; and economic crises, international disputes and wars.

Some of our competitors warehouse products they import from overseas, which allow them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND PIOTR SIBOV, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. SIBOV, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. SIBOV.

Our principal operations and assets are located outside of the United States, and Piotr Sibov, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Sibov in the United States, and it may be difficult to enforce any judgment rendered against Mr. Sibov. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Sibov, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of the Republic of Bulgaria may render that investor unable to enforce a judgment against the assets of Mr. Sibov. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE IN OUR INTENDED OPERATIONS OF THE PRODUCING SCRATCH PRODUCTS, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our sole officers and director has no professional training or experience in the producing of scratch products. Mr. Sibov’s lack of experience will hinder our ability to start producing our scratch products and earn additional revenue. Consequently, our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum-offering shares will be sold, Mr. Sibov, our sole officer and director, will own more than 50 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Sibov may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

MR. SIBOV, OUR SOLE DIRECTOR, WILL BE ABLE TO DETERMINE HIS OWN SALARY AND PERQUISITES, WHICH COULD ADVERSELY AFFECT OUR INCOME.

Because your sole executive officer occupies all corporate positions, it may not be possible to have adequate internal controls. As the sole director, Mr. Sibov has the sole authority to appoint our officers and determine their compensation. Accordingly, Mr. Sibov could determine, as our sole director, that his salary and perquisites are equal to or exceed our net income, if we ever have an income. In the event that Mr. Sibov does determine that he is entitled to a salary and/or perquisites, investors will have no mechanism by which to revise his salary and perquisites since he controls a majority of the voting securities of the Company, and will continue to do so even after the offering.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC. AS A RESULT, OUR STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL RESULTS, WHICH COULD HARM OUR BUSINESS AND THE MARKET VALUE OF OUR COMMON SHARES.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We may in the future discover areas of our internal controls that need improvement. Section 404 of the Sarbanes-Oxley Act of 2002 will require us to continue to evaluate and to report on our internal controls over financial reporting. We cannot be certain that we will be successful in continuing to maintain adequate control over our financial reporting and financial processes. Furthermore, if our business grows, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Piotr Sibov, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. But our sole officer and director, Piotr Sibov, has agreed to commit more time to our operations as required if the Company’s operations grow and require more of his participation.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director Piotr Sibov. The Company does not have an employment agreement in place with its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. There is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

WE DO NOT MAINTAIN ANY INSURANCE AND DO NOT INTEND TO MAINTAIN INSURANCE IN THE FUTURE.

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a part of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY THAT IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Piotr Sibov, our sole officer and director has no experience managing a public company that is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

OUR PRESIDENT, MR. SIBOV DOES NOT HAVE ANY PRIOR EXPERIENCE IN SELLING STOCKS, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO SART OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Sibov does not have any experience in selling stocks. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. Our director Piotr Sibov has agreed to give us an interest-free loan, as indicated by a verbal agreement closed between Piotr Sibov and Kaskad Corp., which is recorded as Exhibit 10.2. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO

RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•         Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•         Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•         Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•         Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•         Disclose certain executive compensation related items such as the correlation between executive compensation and performance comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or the auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders’ interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares. We have additional source of additional capital: our director Piotr Sibov has agreed to give us an interest-free loan in case if the Company needs more funds to continue its operation. The Company does not have any written agreement on this point, only a verbal agreement closed between Piotr Sibov and Kaskad Corp., which is recorded as Exhibit 10.2.

RISKS ASSOCIATED WITH THIS OFFERING

OUR OFFERING IS BEING MADE ON A BEST EFFORTS BASIS WITH NO MINIMUM AMOUNT OF SHARES ARE REQUIRED TO BE SOLD FOR THE OFFERING TO PROCEED.

In order to implement our business plan, we require funds from this offering. We require a minimum of $30,000 from the offering to implement your business plan. However, our offering is being made on a best efforts basis with no minimum amount of shares required to be sold in the offering to precede. If we raise only a nominal amount of the proceeds we may be unable to implement our business plan and we will have to suspend or cease operations and you may lose your investment in our company.

BECAUSE THE COMPANY HAS ARBITRARILY SET THE OFFERING PRICE, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on June 9, 2015 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

MONEY RAISED IN THIS OFFERING WILL BE IMMEDIATELY AVAILABLE TO THE COMPANY AND INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Money raised in this offering will be immediately available to the company and our sole officer and director. Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Kaskad Corp. and held on our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor as an investor. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least half of the shares and we receive the proceeds in the amount of $30,000 of this offering, we may have to seek alternative financing to implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Kaskad Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate, your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $7,000. We will have to utilize funds from Piotr Sibov, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Sibov has no obligation to loan such funds to us and there is a verbal guarantee that he will loan such funds to us. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Gross proceeds	$30,000	$60,000	$90,000
Offering expenses	$7,000	$7,000	$7,000
Net proceeds	$23,000	$53,000	$83,000
Establishing an office	$2,600	$2,600	$3,000
Website development	$-	$1,000	$2,500
Equipment	$3,000	$9,000	$15,000
Raw materials	$10,400	$26,000	$41,600
Employees’ salary	$-	$5,400	$10,900
Marketing and advertising	$-	$2,000	$3,000
SEC reporting and compliance	$7,000	$7,000	$7,000

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds in the order of priority assuming the sale of one-third, two-third and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $90,000 as anticipated. The various offering amounts presented are for illustrative purposes only and the actual amount of proceeds rose, if any, may differ significantly.

The above figures represent only estimated costs. If substantially less than the maximum proceeds are obtained, Piotr Sibov, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. However, Mr. Sibov has no obligation to loan such funds to us and that there is a verbal guarantee that he will loan such funds to us. Mr. Sibov will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Sibov. Mr. Sibov will be repaid from revenues of operations if and when we generate significant revenues to pay the obligation. If we raise $30,000 or more, we will spend funds to lease an office for our production. We believe it will cost between $2,600 and $3,000. As of the day of this prospectus, we have entered into an Office Lease Agreement, dated May 11, 2016.

If we are unsuccessful with this offering, we will need additional financing. We do not currently have any written arrangements for additional financing. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We may also utilize funds from Piotr Sibov, our president and director, who has verbally agreed to loan the Company funds. However, Mr. Sibov has no obligation to loan such funds to us and that there is a verbal guarantee that he will loan such funds to us. Mr. Sibov will not be paid any compensation or anything from the proceeds of this offering.

DETERMINATION OF OFFERING PRICE

We have determined the offering price of the shares arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on June 9, 2015. Piotr Sibov, the Company’s sole officer and director, paid $0.001 per share for the 5,000,000 shares of common stock he purchased from the Company on March 15, 2016.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of August 31, 2016, the net tangible book value of our shares of common stock was negative $367 or approximately $0.0001 per share based upon 5,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 8,000,000 shares to be outstanding will be $82,633 or approximately $0.0103 per share. The net tangible book value per share prior to the offering is $0.0001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0104 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0196 per share.

After completion of this offering, if 3,000,000 shares are sold, investors in the offering will own 37.5% of the total number of shares then outstanding for which they will have made cash investment of $90,000 or $0.03 per share. Our existing stockholder will own 62.5% of the total number of shares then outstanding, for which he has made contributions of cash totaling $5,000 or $0.001 per share.

If two-third of the Shares Are Sold

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $52,633, or approximately $0.0075 per share. The net tangible book value per share prior to the offering is $0.0001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0076 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0225 per share.

After completion of this offering investors in the offering will own 28.57% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.03 per share. Our existing stockholder will own 71.43% of the total number of shares then outstanding, for which he has made contributions of cash totaling $5,000 or $0.001 per share.

If one-third of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $22,633, or approximately $0.0038 per share. The net tangible book value per share prior to the offering is $0.0001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0039 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0262 per share.

After completion of this offering investors in the offering will own 16.67% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.03 per share. Our existing stockholder will own 83.33% of the total number of shares then outstanding, for which he has made contributions of cash totaling $5,000 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if all of the Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$(0.0001)
Potential gain to existing shareholder	$90,000
Net tangible book value per share after offering	$0.0103
Increase to present stockholders in net tangible book value per share after offering	$0.0104
Capital contributions	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of 100% of shares	8,000,000
Percentage of ownership after offering	62.5%
Existing Stockholder if two-third of Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$(0.0001)
Potential gain to existing shareholder	$60,000
Net tangible book value per share after offering	$0.0075
Increase to present stockholders in net tangible book value per share after offering	$0.0076
Capital contributions	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of 50% of shares	7,000,000
Percentage of ownership after offering	71.43%

Existing Stockholder if one-third of Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$(0.0001)
Potential gain to existing shareholder	$30,000
Net tangible book value per share after offering	$0.0038
Increase to present stockholders in net tangible book value per share after offering	$0.0039
Capital contributions	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of the maximum number of shares	6,000,000
Percentage of ownership after offering	83.33%
Purchasers of Shares in this Offering if all 100% Shares Sold
Price per share	$0.03
Dilution per share	$0.0196
Capital contributions	$90,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholder	5.26%
Percentage of capital contributions by new investors	94.74%
Percentage of ownership after offering	37.5%
Purchasers of Shares in this Offering if two-third of Shares Sold
Price per share	$0.03
Dilution per share	$0.0225
Capital contributions	$60,000
Percentage of capital contributions by existing shareholder	7.69%
Percentage of capital contributions by new investors	92.31%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	28.57%
Purchasers of Shares in this Offering if one-third of Shares Sold
Price per share	$0.03
Dilution per share	$0.0262
Capital contributions	$30,000
Percentage of capital contributions by existing shareholder	14.29%
Percentage of capital contributions by new investors	85.71%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	16.67%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•         Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•         Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•         Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•         Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•         Disclose certain executive compensation related items such as the correlation between executive compensation and performance comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or the auditor attestation of internal controls over financial reporting.

Our cash balance is $440 as of August 31, 2016. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Piotr Sibov, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of August 31, 2016, Mr. Sibov advanced us $4,300. Our director Mr. Sibov has agreed to give us an interest-free loan as indicated by a verbal agreement concluded between Piotr Sibov and Kaskad Corp., which is recorded as Exhibit 10.2. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have limited operating history. After twelve-months period we may need additional financing. We do not currently have any written arrangements for additional financing. Our principal executive office is located at Dimitar Petkov 119, ent. B, fl. 3, ap. 92. Sofia, 1309 Bulgaria. Our phone number is +17472311549.

We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and an exact amount of funding needed for our long term financing.

Our independent registered public accountant has issued a going concern opinion. This means that there is doubting that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations, but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $90,000 from this offering, it will last one year, but we may need more funds on business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our scratch products. Our plan of operations following the completion is as follows:

Establish our Office

Time Frame: 1st- 3rd months.

Material costs: $2,600-$3,000.

Upon completion of the offering we plan to lease and set up an office in Bulgaria and acquire the necessary. Our sole officer and director, Piotr Sibov will take care of our initial administrative duties. If we cannot raise the maximum amount in this offering we plan to spend $2,600 to lease an office and obtain the necessary equipment and stationery to continue operations. If we sell 100% of the shares offered we will buy better equipment with advanced features therefore the office set up cots will be approximately $3,000. As of the day of this prospectus, we have entered into one year an Office Lease Agreement, dated May 11, 2016. It starts on June 1, 2016.

Develop our Website

Time Frame: 1nd – 4th  months.

Material costs: $1,000-$2,500.

During this period, we intend to begin developing our website. As of the date of this prospectus our sole officer and director, Piotr Sibov already purchased a webpage (www.corpkaskad.com) and filed it with basic information. We plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. If we cannot raise the maximum amount in this offering, but raise at least $60,000 we plan to spend on the website development, including site design and implementation approximately $1,000. If we sell 100% of the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $2,500. Updating and improving our website will continue throughout the lifetime of our operations.

Purchase of Equipment

Time Frame: 3rd month.

Material costs: $3,000 - $15,000.

We have already order necessary equipment from Key Bon Refrigerant Co., Limited (China). We have in plans buying of additional equipment, such as: printers and hot foil stamping machines. The quantity of additional printers and hot foil stamping machines depends on the amount of investments raised. We need to raise at least $30,000 to be able to purchase at least one additional printer at the price $3,000; $60,000 to be able to purchase three printers at the same price; and $90,000 to be able to purchase five printers at the same price to raise our production in a year after completion of the offering.

Purchase of Raw Materials

Time Frame: 3rd month.

Material costs: $10,400-$41,600.

We plan to have raw materials in stock for every day operations and emergency needs. If we sell at least one third of the shares in this offering, we plan to spend $10,400 on raw materials. If we sell two thirds of the shares in this offering, we plan to spend $26,000. If we sell all the shares in this offering, we plan to spend $41,600 on raw materials.

Hire Employees

Time Frame: 3rd month.

Material costs: $5,400-$10,900.

Once the Company will be packed with all necessary equipment we plan to hire employees. If we sell all the shares in this offering, we plan to hire two workers and it will cost us $10,900. If we cannot raise the maximum amount in this offering, but sell two-third of the shares in this offering and raise $60,000, we plan to hire one worker and it will cost us $5,400. The production process is very simple: the printer prints maps on plastic sheet inkjets and then maps are laminated. With the help of hot stamping foil machine all necessary spaces on the map are stamped and it is ready to use.

Marketing

Time Frame: 4th - 12th  months.

Material costs: $2,000-$3,000.

When we start producing our scratch products we will start our marketing campaign. Our sole officer and director, Piotr Sibov, will be responsible for marketing of our scratch products. We intend to use marketing strategies, such as web and newspaper advertisements. We also expect to get new customers from “word of mouth” advertising where our new customers will refer their colleagues to us. We will encourage such advertising by rewarding person who referred new customers to us. We also plan to attend shows and exhibitions in to promote our products. If we cannot raise the maximum amount in this offering, but able to raise at least $60,000, we intend to spend at least $2,000 on marketing efforts during the first year.

Marketing is an ongoing matter that will continue during the life of our operations. Even if we are able to obtain sufficient number of potential customers at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

In summary, during 1-4 month we should have established our office, developed our website, purchased raw materials and hired employees. After this point we should be ready to start more significant operations and start selling our scratch products. During months 4-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

If we are unable to raise the maximum in this offering, we still can start our operations, as to proceed with our operations within 12 months, we need a minimum of $30,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied according to our plans of operations. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Piotr Sibov, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more customers to buy our scratch products, Mr. Sibov has agreed to commit more time as required. Because Mr. Sibov will only be devoting limited time to our operations, our operations may be sporadic and occur at time which is convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Estimated Expenses for the Next Twelve-Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Gross proceeds	$30,000	$60,000	$90,000
Offering expenses	$7,000	$7,000	$7,000
Net proceeds	$23,000	$53,000	$83,000
Establishing an office	$2,600	$2,600	$3,000
Website development	$-	$1,000	$2,500
Equipment	$3,000	$9,000	$15,000
Raw materials	$10,400	$26,000	$41,600
Employees’ salary	$-	$5,400	$10,900
Marketing and advertising	$-	$2,000	$3,000
SEC reporting and compliance	$7,000	$7,000	$7,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated limited revenues. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on June 9, 2015 to August 31, 2016

During the period we incorporated the company, prepared a business plan and entered into Office Lease Agreement. Our loss since inception is $5,367. As of August 31, 2016 we have commenced our operations and generated limited revenues of $1,400.

Since inception, we have sold 5,000,000 shares of common stock to our sole officer and director for net proceeds of $5,000.

LIQUIDITY AND CAPITAL RESOURCES

As of August 31, 2016, the Company had $440 cashes and our liabilities were $4,300, comprising $4,300 owed to Piotr Sibov, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 5,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $5,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Piotr Sibov, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Sibov has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within 12 months, we need a minimum of $30,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing.

Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us.

Our auditors have issued a “going concern” opinion, meaning that there is doubting if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.

Management believes that the European debt crisis and recent global crisis has caused disruption and volatility in our industry. This volatility poses the most significant challenges to the Company’s success over the next year and in future years. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than two-third of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

DESCRIPTION OF BUSINESS

General

Kaskad Corp. was incorporated in the State of Nevada on June 9, 2015 and established a fiscal year end of May 31, 2016. We have limited revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to commence operations in scratch products manufacturing. We have not commenced operations yet. We have already commenced our operations. As of today, we have developed our business plan, purchased webpage (www.corpkaskad.com) and purchased all necessary equipment and signed an Office Lease Agreement, dated May 11, 2016. The purchased equipment includes Digital Flatbed Printer 8 Colors Automatic Printing Machine and raw materials, such as: printer ink, hot stamping foil, laminate for plastic cards, white plastic sheet inkjet and additional materials set. Our business office is registered at Dimitar Petkov 119, ent. B, fl. 3, ap. 92, Sofia 1309 Bulgaria. Our telephone number is +17472311549.

Our Business

We plan to produce scratch products. We had plans to produce only Scratch Maps on the beginning stage of our operations. The idea brought by a desire to chart travels in a new way. This was followed by a period of design finessing and material testing to arrive at a unique new product that looked amazing on any wall, was informative and a joy to scratch. Furthermore, it is a cognitive product. With the help of Scratch Map children could learn the names of the countries and their capitals. The raw materials for our production are plastic sheets, laminate, and color inks and hot stamping foil. There are different variations on the scratch products. The Company decided to produce also: Scratch Globe, Scratch Postcard and Scratch Games.

Scratch Globe is a map with a difference. Scratch Globe is a gold foil coated map of the world that allows traveller to scratch off where they have been on their travels. When they have scratched off the country or continent they have been to, a rich and colorful map with geographical detail is revealed underneath. Scratch Globe is an excellent gift to post to someone recently back from his or her holidays.

Scratch Postcard is a nice present for holiday greetings, congratulations, apology, compliments, expressing feelings of those, who makes a present. Scratch Games is a simple way to have interesting and fun time.

We plan to market and distribute our product in European market. We plan to sell our product to tourists, travellers, and private clients. We have not yet entered the market and have no market penetration to date. Once we have entered the market, we will be one of many participants in the scratch products business. Many established, yet well financed entities are currently active in the market. Nearly all Kaskad Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Kaskad Corp. We are, consequently, at a competitive disadvantage in being able to provide such products and become a successful company in the scratch products industry.

The raw materials for our business are available. We have already purchased webpage (www.corpkaskad.com) and all necessary raw materials from Key Bon Refrigerant Co., Limited (China). We do not have patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts in place. As of today, we did not spend any funds on research and development activities. We do not have any employees other than our sole officer and Director, Piotr Sibov who has no experience in our intended industry.

Applications

We plan to manufacture and sell high quality scratch products for a variety of applications. Scratch products (map, globe) can be used as wall maps or small map to be taken with the person for a trip. With its help person can plan its travel. Scratch product can be a great present for anyone. We believe that travellers will be the largest consumer for our scratch products. It can be also used as a cognitive product to help children in learning names of the countries and its capitals. Scratch products is widely used in tourism industry. Our target market is currently based in Bulgaria. We plan to sell our products directly to our potential customers.

Marketing

Our sole officer and director, Piotr Sibov, will be responsible for marketing of our company and our scratch products. We intend to use marketing strategies, such as web and newspaper advertisements, direct mailing, and phone calls to acquire potential customers. We believe that one of the most powerful aspects of online marketing is the ability to target our chosen group with a high degree of accuracy and cost effective way. We will use many online marketing tools to direct traffic to our website and identify potential customers. As of the date of this prospectus we have registered our website www.corpkaskad.com. Our website describes our products in detail, show our contact information, and include some general information and pictures of scratch products. We intend to use Internet promotion tools on Facebook and Twitter to advertise our company and create links to our website. We will ask our satisfied customers for referrals. We also plan to attend shows and exhibitions in our industry. We will promote our products through word of mouth.

Even if we are able to obtain sufficient number of customers to buy our scratch products, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

Competition

There are some barriers of entry in the scratch products market. These barriers include need for the capital to start up such as equipment, building, and raw materials; customer loyalty when large incumbent firms may have existing customers loyal to established products or exclusive agreements with key links in the supply chain could make it difficult for other manufacturers to enter an industry. We need proceeds from this offering to enter this business. We will be in a market where we compete with other companies offering similar products. There are several companies Dedrax Ltd (1), Passat Press (2) and Classic Design (3). We will be in direct competition with them. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for scratch products than us, which may also cause us to lose business. We foresee to continue to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Kaskad Corp. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the scratch products business. Many established, yet well financed entities are currently active in the market. Nearly all Kaskad Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Kaskad Corp. We are, consequently, at a competitive disadvantage in being able to provide such products and become a successful company in the scratch products industry. Therefore, Kaskad Corp. may not be able to establish itself within the industry at all.

1 http://dedrax.com/

2 http://www.passatpress.com/

3 https://www.classic-bg.net/

Contracts

We have entered into an Office Lease Agreement, dated May 11, 2016. According to the agreement, Kaskad Corp. leases an office for the production of scratch products. A copy of the Agreement is filed as Exhibit 10.1 to this registration statement.

Our director Piotr Sibov has agreed to give us an interest-free loan, as indicated by a verbal agreement closed between Piotr Sibov and Kaskad Corp., which is recorded as Exhibit 10.2.

We have entered into a Sale of Goods Agreement, dated May 26, 2016. According to the agreement, Kaskad Corp. sales goods to Kotra Link OOD for the amount at least $4,500. The total amount of the Agreement can be increased by agreement between the Parties. A copy of the Agreement is filed as Exhibit 10.3 to this registration statement.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Piotr Sibov.

Offices

Our business office is registered at Dimitar Petkov 119, ent. B, fl. 3, ap. 92. Sofia 1309 Bulgaria. This is the office provided by our President and Director, Piotr Sibov. Our phone number is +17472311549. The office is a part of a residence of our sole officer and director, Piotr Sibov. As the date of this Prospectus we have entered into an Office Lease Agreement, dated May 11, 2016. According to the agreement, Kaskad, Corp. leases the premise for the production of scratch products. The total area of the premises is 35 square meters. The address of the premises is Yakubitsa 7, Sofia, Bulgaria, 1164.

Government Regulation

Because we plan to produce our product in Bulgaria that is a member of European Union and sell them in European Union, we are not subject to export or import regulations or controls. We are not aware of any existing or probable government regulation on our business. We will be required however to comply with the European Union Tax Regulations. We do not believe that government regulations will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director is as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Piotr Sibov Dimitar Petkov 119, ENT. B, Fl. 3, 92. Sofia, Bulgaria. 1309	43	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Piotr Sibov has acted as our President, Treasurer, Secretary and sole Director since our incorporation on June 9, 2015.  Mr. Sibov owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Sibov was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. This decision did not in any manner relate to Mr. Sibov’s previous employments. Mr. Sibov’s previous experience, qualifications, attributes or skills were not considered when he was appointed as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. From November 2010 to September 2013 he worked at Voyage Bulgaria Ltd., a tour company as a travel agent. From October 2013 to April 2015 he worked as a travel manager. Mr. Sibov intends to devote 20 hours a week of his time to planning and organizing activities of Kaskad Corp. Our sole officer and director has agreed to commit more time as required. During the past ten years, Mr. Sibov has not been the subject to any of the following events:

1.             Any bankruptcy petition filed by or against any business of which Mr. Sibov was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.             Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.             An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Sibov’s involvement in any type of business, securities or banking activities.

4.             Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.             Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f) (3)(i) of this section, or to be associated with persons engaged in any such activity;

6.             Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.             Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)       Any Federal or State securities or commodities law or regulation; or

(ii)     Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)    Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.             Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Piotr Sibov, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on June 9, 2015 until August 31, 2016:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Piotr Sibov, President, Secretary and Treasurer	June 9, 2015 to August 31,2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Sibov currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of August 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Piotr Sibov	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Piotr Sibov, our sole officer and director may be considered a control person or a promoter of the company as the Securities Act of 1933 defines those terms, as amended. Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our founders, directors, executive officers, shareholders or any members of the immediate family of any of the foregoing had or is to have a direct or indirect material interest. Piotr Sibov will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On March 15, 2016, we issued a total of 5,000,000 shares of restricted common stock to Piotr Sibov, our sole officer and director in consideration of $5,000. Further, Mr. Sibov has advanced funds to us. As of August 31, 2016, Mr. Sibov advanced us $4,300. The $4,300 loan is due upon demand by Mr. Sibov. Mr. Sibov will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Sibov. Mr. Sibov will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Sibov does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Sibov or the repayment of the funds to Mr. Sibov. The entire transaction was oral as indicated by a verbal agreement closed between Piotr Sibov and Kaskad Corp., which is recorded as Exhibit 10.2.

No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us except those persons who are our salaried employees or directors. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 31, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Piotr Sibov Dimitar Petkov 119, ENT. B, Fl. 3, 92. Sofia, Bulgaria. 1309	5,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of August 31, 2016, there were 5,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act As we are a “shell company”, Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144(i). Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who own 5,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Kaskad Corp. has 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 3,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. Piotr Sibov, our sole officer and director will offer our securities to his personal friends and business associates. We will not utilize advertising or make a general solicitation for our offering, but rather, Mr. Sibov will personally and individually contact each investor. Mr. Sibov has no experience in selling securities to investors. Mr. Sibov will not purchase securities in this offering.

In connection with the Company’s selling efforts in the offering, Piotr Sibov will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Sibov is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Sibov will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Sibov is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Sibov will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Sibov will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Kaskad Corp. will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.03 for up to 240 days from the effective date of this prospectus.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share. The person offering the securities on our behalf may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Kaskad Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

As our officers and directors will sell the shares being offered pursuant to this Offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

Kaskad Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be $7,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

•         Execute and deliver a subscription agreement; and

•         Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Kaskad Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock“ to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors“. The term “accredited investor“ refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker- dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be  able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We intend to offer our securities to potential investors in Europe.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of August 31, 2016, there were 5,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Piotr Sibov owns 5,000,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

  INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Kaskad Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

BF Borgers CPA PC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. BF Borgers CPA PC has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Law Offices of Paesano Akkashian Apkarian, P.C. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by BF Borgers CPA PC.

Our financial statements from inception to May 31, 2016 and August 31, 2016  immediately follow:

KASKAD CORP.

FINANCIAL STATEMENTS

MAY 31, 2016

KASKAD CORP.

FROM JUNE 9, 2015 (INCEPTION) TO MAY 31, 2016

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Kaskad Corp.:

We have audited the accompanying balance sheet of Kaskad Corp. (“the Company”) as of May 31, 2016 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the period June 9, 2015 (inception) through May 31, 2016. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Kaskad Corp., as of May31, 2016, and the results of its operations and its cash flows for the period June 9, 2015 (inception) through May 31, 2016, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC

B F Borgers CPA PC
Lakewood, CO
July 15, 2016

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KASKAD CORP.

Balance sheet

AS OF MAY 31, 2016

(Audited)

ASSETS	May 31, 2016
Current Assets
Cash and cash equivalents Inventory	$2,417 218
Total Current Assets	$2,635

Fixed Assets
Equipment/Website, net	3,249
Total Fixed Assets	$3,249

Total Assets	$5,884

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accounts Payable	1,068
Related Party Loans	100
Total Current Liabilities	$1,168

Total Liabilities	$1.168

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000
Additional paid in capital	-
Accumulated income (deficit)	(284)
Total Stockholder’s Equity	$4,716

Total Liabilities and Stockholder’s Equity	$5,884

See accompanying notes, which are an integral part of these financial statements

~  39 ~

KASKAD CORP.

Statement of operations

FROM JUNE 9, 2015 (INCEPTION) TO MAY 31, 2016

(Audited)

From June 9, 2015 (Inception) to May 31, 2016

REVENUES	$-
Cost of Goods Sold	-
Gross Profit	-

OPERATING EXPENSES
General and Administrative Expenses	284
TOTAL OPERATING EXPENSES	(284)

NET INCOME (LOSS) FROM OPERATIONS	(284)

PROVISION FOR INCOME TAXES	-

NET INCOME (LOSS)	$(284)

NET LOSS PER SHARE: BASIC AND DILUTED	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	1,068,493

See accompanying notes, which are an integral part of these financial statements

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KASKAD CORP.

Statement of changes in stockholder’s equity

FROM JUNE 9, 2015 (INCEPTION) TO MAY 31, 2016

(Audited)

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, June 9, 2015	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share on March 15, 2016	5,000,000	5,000	-	-	5,000

Net income for the period ended May 31, 2016	-	-	-	(284)	(284)

Balance, May 31, 2016	5,000,000	$5,000	$-	$(284)	$4,716

See accompanying notes, which are an integral part of these financial statements

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KASKAD CORP.

Statement of cash flows

FROM JUNE 9, 2015 (INCEPTION) TO MAY 31, 2016

(Audited)

From June 9, 2015 (Inception) to May 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(284)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation	40
Increase in Inventory	(218)
Increase in Accounts Payable	1,068
CASH FLOWS USED IN OPERATING ACTIVITIES	606

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Fixed Assets	(3,289)
CASH FLOWS USED IN INVESTING ACTIVITIES	(3,289)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	5,000
Related Party Loans	100
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	5,100

NET INCREASE IN CASH	2,417

Cash, beginning of period	-

Cash, end of period	$2,417

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes, which are an integral part of these financial statements

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KASKAD CORP.

Notes to the audited financial statements

MAY 31, 2016

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Kaskad Corp. (“the Company”, “we”, “us” or “our”) was incorporated in the State of Nevada on June 9, 2015. We just recently started our operations. Our business is the application of various types of scratch products, such as: maps, globes, postcards, games, and distribution thereof primarily in Bulgaria and neighboring countries. Our leased office is located at Yakubitsa 7, Sofia, Bulgaria, 1164.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues from June 9, 2015 (inception) through May 31, 2016.  The Company currently has loses and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The functional and reporting currency is USD. The Company’s yearend is May 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The  Company  considers  all  highly  liquid  investments  with  the  original  maturities  of  three  months  or  less  to be cash equivalents. The Company had $2,417 of cash as of May 31, 2016.

Prepaid Expenses

Prepaid Expenses are recorded at fair market value. The Company had $0 in prepaid expenses as of May 31, 2016.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had $218 in raw materials inventory as of May 31, 2016.

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KASKAD CORP.

Notes to the audited financial statements

MAY 31, 2016

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. We estimate that the useful life of Digital Flatbed Printer 8 Colors Automatic Printing Machine is 5 years and current version of web site is one year. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Accounts Payable

Accounts Payable disclose a liability to a creditor, carried on open account, usually for purchases of goods and services. The Company had $1,068 in accounts payable as of May 31, 2016.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred $129 of advertising expenses during the year ended May 31, 2016.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to May 31, 2016, the Company has generated no revenue. On May 26, 2016 we have signed Contract for sale of goods with one customer Kotra Link OOD. Seller shall provide to the Buyer on or before May 27, 2018 the above-mentioned goods under the terms of this Agreement at least for the amount of $4,500. The total amount of the Agreement can be increased by agreement between the Parties.  Variation of the price ranges depends on the scratch products design and style.

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KASKAD CORP.

Notes to the audited financial statements

MAY 31, 2016

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from June 9, 2015 (inception) to May 31, 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the period from June 9, 2015 (inception) to May 31, 2016 were no differences between our comprehensive loss and net loss.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities as discussed above.

Note 4 – FIXED ASSETS

		Equipment	Website	Totals
Cost
As at June 9, 2015		$-	$-	$-
Additions		3,049	240	3,289
Disposals		-	-	-
As at May 31, 2016		$3,049	$240	$3,289

Depreciation
As at June 9, 2015		-	-	-
Change for the period		(-)	(40)	(40)
As at May 31, 2016	$	(-)	$(40)	$(40)

Net book value		$3,049	$200	$3,249

Fixed assets acquired at year end so no depreciation is recognized as of May 31, 2016.

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KASKAD CORP.

Notes to the audited financial statements

MAY 31, 2016

Note 5 – LOAN FROM DIRECTOR

During the period from June 9, 2015 (Inception) to May 31, 2016, our sole director has loaned to the Company $100. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $100 as of May 31, 2016.

Note 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On March 15, 2016 the Company issued 5,000,000 shares of common stock to a director for cash proceeds of $5,000 at $0.001 per share.

There were 5,000,000 shares of common stock issued and outstanding as of May 31, 2016.

Note 7 – COMMITMENTS AND CONTINGENCIES

Company has entered into one year rental agreement for a $215 monthly fee, starting on June 1, 2016.

Note 8 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of May 31, 2016 the Company had net operating loss carry forwards of approximately $284 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at May 31, 2016 was approximately $284. The net change in valuation allowance during the year ended May 31, 2016 was $284. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of May 31, 2016.  All tax years since inception remains open for examination by taxing authorities.

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KASKAD CORP.

Notes to the audited financial statements

MAY 31, 2016

The provision for Federal income tax consists of the following:

From June 9, 2015 (Inception) to May 31, 2016
Non-current deferred tax assets:
Net operating loss carry forward	$(284)
Valuation allowance	$284
Net deferred tax assets	$-

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the year ended May 31, 2016 as follows:

From June 9, 2015 (Inception) to May 31, 2016
Computed “expected” tax expense (benefit)	$(97)
Change in valuation allowance	$97
Actual tax expense (benefit)	$-

Note 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to May 31, 2016 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

~  47 ~

     KASKAD CORP.

FINANCIAL STATEMENTS

AUGUST 31, 2016

KASKAD CORP.

AS OF AUGUST 31, 2016

Balance Sheets as of August 31, 2016 (Unaudited) and May 31, 2016	F-1
Interim Unaudited Statement of Operations for the three months ended August 31, 2016	F-2
Interim Unaudited Statement of Cash Flows for the three months ended August 31, 2016	F-3
Notes to the Interim Unaudited Financial Statements	F-4 - F-7

KASKAD CORP.

Balance sheet

AS OF AUGUST 31, 2016

ASSETS	August 31, 2016 (Unaudited)	May 31, 2016 (Audited)
Current Assets
Cash and cash equivalents Inventory	$440 211	2,417 218
Prepaid rent	245	-
Total Current Assets	$896	2,635

Fixed Assets
Equipment/Website, net	3,037	3,249
Total Fixed Assets	$3,037	3,249

Total Assets	$3,933	5,884

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accounts Payable	-	1,068
Related Party Loans	4,300	100
Total Current Liabilities	$4,300	1,168

Total Liabilities	$4,300	1.168

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 5,000,000 and 5,000,000 shares issued and outstanding respectively	5,000	5,000
Additional paid in capital	-	-
Accumulated income (deficit)	(5,367)	(284)
Total Stockholder’s Equity	$(367)	4,716

Total Liabilities and Stockholder’s Equity	$3,933	5,884

See accompanying notes, which are an integral part of these financial statements

F-1

KASKAD CORP.

Statement of operations

THREE MONTHS ENDED AUGUST 31, 2016

Three months ended August 31, 2016 (Unaudited)

REVENUES	$1,400
Cost of Goods Sold	7
Gross Profit	1,393

OPERATING EXPENSES
Professional Fees	5,320
General and Administrative Expenses	1,156
TOTAL OPERATING EXPENSES	(6,476)

NET INCOME (LOSS) FROM OPERATIONS	(5,083)

PROVISION FOR INCOME TAXES	-

NET INCOME (LOSS)	$(5,083)

NET LOSS PER SHARE: BASIC AND DILUTED	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	5,000,000

See accompanying notes, which are an integral part of these financial statements

F-2

KASKAD CORP.

Statement of cash flows

THREE MONTHS ENDED AUGUST 31, 2016

Three months ended August 31, 2016 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(5,083)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation	212
Increase in Prepaid Rent	(245)
Decrease in Inventory	7
Decrease in Accounts Payable	(1,068)
CASH FLOWS USED IN OPERATING ACTIVITIES	(6,177)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-
Related Party Loans	4,200
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	4,200

NET INCREASE IN CASH	(1,977)

Cash, beginning of period	2,417

Cash, end of period	$440

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes, which are an integral part of these financial statements

F-3

KASKAD CORP.

Notes to the interim unaudited financial statements

AUGUST 31, 2016

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Kaskad Corp. (“the Company”, “we”, “us” or “our”) was incorporated in the State of Nevada on June 9, 2015. We just recently started our operations. Our business is the application of various types of scratch products, such as: maps, globes, postcards, games, and distribution thereof primarily in Bulgaria and neighboring countries. Our leased office is located at Yakubitsa 7, Sofia, Bulgaria, 1164.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had limited revenues as of August 31, 2016.  The Company currently has loses and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The functional and reporting currency is USD. The Company’s year end is May 31.

Interim Financial Statements

Interim financial statements are condensed and should be read in conjunction with the company’s latest annual financial statements and interim disclosures generally do not repeat those in the annual statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $440 of cash as of August 31, 2016 and $2,417 as of May 31, 2016.

Prepaid Expenses

Prepaid Expenses are recorded at fair market value. The Company had $245 in prepaid expenses as of August 31, 2016 and $0 as of May 31, 2016.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had $211 in raw materials inventory as of August 31, 2016 and $218 as of May 31, 2016.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. We estimate that the useful life of Digital Flatbed Printer 8 Colors Automatic Printing Machine is 5 years and current version of web site is one year. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

F-4

KASKAD CORP.

Notes to the interim unaudited financial statements

AUGUST 31, 2016

Accounts Payable

Accounts Payable discloses a liability to a creditor, carried on open account, usually for purchases of goods and services. The Company had $0 in accounts payable as of August 31, 2016 and $1,068 as of May 31, 2016.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred $129 of advertising expenses as of May 31, 2016 and $0 for the three months ended August 31, 2016.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to May 31, 2016, the Company has generated no revenue. On May 26, 2016 we have signed Contract for sale of goods with one customer Kotra Link OOD. Seller shall provide to the Buyer on or before May 27, 2018 the above-mentioned goods under the terms of this Agreement at least for the amount of $4,500. The total amount of the Agreement can be increased by agreement between the Parties. Variation of the price ranges depends on the scratch products design and style.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of August 31, 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

F-5

KASKAD CORP.

Notes to the interim unaudited financial statements

AUGUST 31, 2016

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of August 31, 2016 there were no differences between our comprehensive loss and net loss.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities as discussed above.

Note 4 – FIXED ASSETS

		Equipment	Website	Totals
Cost
As at June 9, 2015		$-	$-	$-
Additions		3,049	240	3,289
Disposals		-	-	-
As at May 31, 2016		$3,049	$240	$3,289
Additions		-	-	-
Disposals		-	-	-
As at August 31, 2016		$3,049	$240	$3,289

Depreciation
As at June 9, 2015		-	-	-
Change for the period		(-)	(40)	(40)
As at May 31, 2016	$	(-)	$(40)	$(40)
Change for the period		(152)	(60)	(212)
As at August 31, 2016		$(152)	$(100)	$(252)

Net book value		$2,897	$140	$3,037

Note 5 – LOAN FROM DIRECTOR

As of August 31, 2016 our sole director has loaned to the Company $4,300. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $4,300 as of August 31, 2016 and $100 as of May 31, 2016.

Note 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On March 15, 2016 the Company issued 5,000,000 shares of common stock to a director for cash proceeds of $5,000 at $0.001 per share.

There were 5,000,000 shares of common stock issued and outstanding as of August 31, 2016 and 5,000,000 shares as of May 31, 2016.

F-6

KASKAD CORP.

Notes to the interim unaudited financial statements

AUGUST 31, 2016

Note 7 – COMMITMENTS AND CONTINGENCIES

Company has entered into one year rental agreement for a $215 monthly fee, starting on June 1, 2016.

Note 8 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of August 31, 2016 the Company had net operating loss carry forwards of approximately $5,367 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at August 31, 2016 was approximately $5,367. The net change in valuation allowance during the year ended August 31, 2016 was $5,367. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of August 31, 2016.  All tax years since inception remains open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

	As of August 31, 2016	As of May 31, 2016
Non-current deferred tax assets:
Net operating loss carry forward	$(5,367)	(284)
Valuation allowance	$5,367	284
Net deferred tax assets	$-	-

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the year ended August 31, 2016 as follows:

	As of August 31, 2016	As of May 31, 2016
Computed “expected” tax expense (benefit)	$(1,825)	(97)
Change in valuation allowance	$1,825	97
Actual tax expense (benefit)	$-	-

Note 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to August 31, 2016 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-7

PROSPECTUS

3,000,000 SHARES OF COMMON STOCK

KASKAD CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$9.06
Auditor Fees and Expenses	$2,500.00
Legal Fees and Expenses	$2,500.00
EDGAR fees	$800.00
Transfer Agent Fees	$1,200.00
TOTAL	$7, 009.06

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Kaskad Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Kaskad Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Piotr Sibov	March 15, 2016	5,000,000	$5,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS
Exhibit
Number	Description of Exhibit
3.1*	Articles of Incorporation of Kaskad Corp.
3.2*	Bylaws of Kaskad Corp.
5.1*	Opinion and Consent: Paesano Akkashian Apkarian, P.C.
10.1	Office Lease Agreement, dated May 11, 2016
10.2*	Verbal Agreement, dated April 13, 2016
10.3*	Goods Sales Agreement, dated May 26, 2016
23.1*	Consent of BF Borgers CPA PC
99.1	Form of Subscription

*- The documents were previously filed.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)       Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424 (b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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(i)      If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sofia, Bulgaria on August 9, 2016.

KASKAD CORP.

By:	/s/	Piotr Sibov
	Name:	Piotr Sibov
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting
Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

Signature	Title	Date
/s/ Piotr Sibov
Piotr Sibov	President, Treasurer, Secretary and Director	August 9, 2016
(Principal Executive, Financial and Accounting Officer)

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